Exhibit (m) (iii) under Form N-1A

                                               Exhibit 1 under Item 601/Reg. S-K



                                      EXHIBIT C

                                        to the

                                      12b-1 Plan



                        FEDERATED AMERICAN LEADERS FUND, INC.



                                    Class K Shares



     This Plan is adopted by FEDERATED AMERICAN LEADERS FUND, INC. with respect to the Class K Shares of the Corporation set forth above.

            As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .50 of 1% of the average aggregate net asset value of the Class K Shares of the Corporation held during the month.

            Witness the due execution hereof this 1st day of March, 2003.



                                    FEDERATED AMERICAN LEADERS FUND, INC.





                                    By:  /s/ J. Christopher Donahue

                                    Name:  J. Christopher Donahue

                                    Title:  President